Exhibit 10.8

__________

AMENDING AGREEMENT TO CORPORATE

DEVELOPMENT EMPLOYMENT AGREEMENT

Between:

POWER AIR CORPORATION

And:

REMY KOZAK

Power Air Corporation
4777 Bennett Drive, Suite E, Livermore, California, U.S.A., 94551

__________

AMENDING AGREEMENT TO CORPORATE

DEVELOPMENT EMPLOYMENT AGREEMENT

THIS AMENDING AGREEMENT TO CORPORATE DEVELOPMENT AGREEMENT is made and dated for reference effective as of the 29th day of May, 2006 (the "Effective Date"), as fully executed on this _____ day of May, 2006.

BETWEEN:

POWER AIR CORPORATION, a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 4777 Bennett Drive, Suite E, Livermore, California, U.S.A., 94551

(the "Company");

OF THE FIRST PART

AND:

REMY KOZAK, having an address for notice and delivery located at 1303 - 283 Davie Street, Vancouver, British Columbia, Canada, V6B 5T6

(the "Executive");

OF THE SECOND PART

(the Company and the Executive being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

                    WHEREAS:

A.               In accordance with the terms and conditions of a certain underlying "Corporate Development Employment Agreement", dated for reference effective as at October 3, 2005, as entered into between the Parties hereto (the "Underlying Agreement"); a copy of which Underlying Agreement being attached hereto as Schedule "A" and forming a material part hereof; the Parties thereby formalized the appointment of the Executive as the Vice-President of Corporate Development of the Company together with the provision for certain related corporate development services to be provided by the Executive to the Company in accordance with the terms and conditions of the Underlying Agreement; and

B.                As a consequence of the Executive's recent determination, with the unanimous approval of the Board of Directors of the Company, to consent to and accept the further executive positions within the Company of each of President and Chief Executive Officer, while at the same continuing to provide to the Company various corporate development services which the Executive has heretofore provided to the Company within the scope of the Underlying Agreement, the Parties hereto have agreed to add certain provisions to the Underlying Agreement in order to recognize the Executive's new role within the Company, together with certain new rights and obligations of each of the Parties related thereto, in the manner as now set forth in this "Amending Agreement To Corporate Development Agreement" (the "Agreement") in this instance;

                    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
AMENDMENTS TO THE UNDERLYING AGREEMENT

1.1               Amendments to the Underlying Agreement. As a consequence of the Executive's recent determination, with the unanimous approval of the Board of Directors of the Company, to consent to and accept the further executive positions within the Company of each of President and Chief Executive Officer, while at the same continuing to provide to the Company various corporate development services which the Executive has heretofore provided to the Company within the scope of the Underlying Agreement, the Parties hereto hereby acknowledge and agree that the following Article of the Underlying Agreement is hereby deleted in its entirety with the following Article being substituted in its stead:

Article "6" of the Underlying Agreement is hereby deleted in its entirety with the following Article being substituted in its stead:

"Article 6

D&O POLICY, INDEMNIFICATION AND PAYMENT OF LEGAL FEES

6.1               D&O Policy. The Company, using reasonable business judgment, shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard form Directors' and Officers' Liability Insurance Policy (the "D&O Policy") to be obtained by the Company as soon as reasonably practicable after the Effective Date hereof, at the Company's expense, and shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under U.S. and Canadian law for any deductible expenses under the D&O Policy reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an Officer of the Company (whether or not he continues to be an Officer at the time of incurring such expense); such expenses and liabilities to include, but not limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements; and such settlements to be approved by the Board of Directors if such action is brought against the Executive in his capacity as an Officer of the Company.

6.2               Indemnification. If the Company does not provide the Executive with coverage under a D&O Policy the Company shall indemnify, hold harmless and defend the Executive (and his heirs, executors and administrators) to the fullest extent permitted under U.S. and Canadian law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an Officer of the Company (whether or not he continues to be an Officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements; and such settlements to be approved by the Board of Directors if such action is brought against the Executive in his capacity as an Officer of the Company.

6.3               Payment of legal fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if the Executive is successful or as may be determined to be appropriate by any arbitrator's award based on the relative merits of the two Parties."

1.2               Effect of the Underlying Agreement. Save as hereby amended in accordance with section "1.2" hereinabove, the Underlying Agreement remains in full force and effect as unamended.

Article 2
GENERAL PROVISIONS

2.1               Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

2.2               Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

2.3               Time of the essence. Time will be of the essence of this Agreement.

2.4               Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, act solely for the Company, and, correspondingly, that the Executive has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to the Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

2.5               Applicable law. For all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada.

2.6               Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

2.7               Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

2.8               Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

                    IN WITNESS WHEREOF each of the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as of the Effective Date as set forth in the front page of this Agreement.

The CORPORATE SEAL of POWER AIR CORPORATION, the Company herein, was hereunto affixed in the presence of: ________________________________ Authorized Signatory	) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
REMY KOZAK,
the Executive herein, in the presence of:

________________________________
Witness Signature

________________________________
Witness Address

________________________________
Witness Name and Occupation

	) ) ) ) ) ) ) ) ) ) ) )	________________________________ REMY KOZAK

__________

Schedule A

                    This is Schedule "A" to that certain Amending Agreement To Corporate Development Agreement between Power Air Corporation and Remy Kozak.

Underlying Agreement

Refer to the materials attached hereto.

__________